EXHIBIT 5

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                       12021 Sunset Hills Road, Suite 310
                                Reston, VA 20190

701 Pennsylvania Avenue, N.W.                            Telephone: 703/464-4800
Washington, D.C. 20004                                    Fax: 703/464-4895
Telephone: 202/434-7300
Fax: 202/434-7400

                                January 31, 2000

        Information Analysis Incorporated
        11240 Waples Mill Road
        Fairfax, Virginia 22030

        Re:  Registration Statement on Form S-3

        Ladies and Gentlemen:

             In connection with the registration of 1,625,000 shares of common stock, par value $.01 per share (the "Common Shares") of Information Analysis Incorporated (the "Company") with the Securities and Exchange Commission on a Registration Statement on Form S-3 (the "Registration Statement"), relating to the sales, if any, of the Common Shares by the selling shareholders, we have examined such documents, records and matters of law as we have considered relevant. Based upon such examination, it is our opinion that:

                 Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold, will have been duly and validly issued, fully paid and non-assessable, free of preemptive rights.

                 Our opinion is limited to the federal securities laws of the United States, the laws of the Commonwealth of Virginia, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue-sky laws of any state or any foreign jurisdiction.

                 We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legality of Common Stock and Warrants" in the prospectus included in the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Mintz, Levin, Cohn, Ferris,
                                                   Glovsky and Popeo, P.C.


                                                 MINTZ, LEVIN, COHN, FERRIS,
        cc: Board of Directors                    GLOVSKY and POPEO, P.C.